Exhibit 10.16
TENNESSEE VALLEY AUTHORITY EXECUTIVE ANNUAL INCENTIVE PLAN
Note About This Exhibit 10.16
     In 2006, performance metrics and goals identified on the TVA Winning Performance Balanced Scorecards were reviewed and approved by the Board during the first quarter of the fiscal year. The TVA Winning Performance Balanced Scorecards served as the basis for determining the Executive Annual Incentive Plan (“EAIP”) awards made to all EAIP participants in 2006, including those made to the CEO and all managers who reported directly to the CEO.
     In this Exhibit 10.16, the term “base compensation” has the same meaning as the term “salary plus additional annual compensation” has in the Annual Report to which this exhibit relates. In addition, the term “additional annual compensation” as used in the Annual Report is synonymous with “applicable deferred compensation” and “Deferred Compensation” as those terms are used in this Exhibit 10.16. Also, all references made to the Executive Compensation Review Committee in this Exhibit 10.16 are obsolete since the committee no longer exists.

TENNESSEE VALLEY AUTHORITY
EXECUTIVE ANNUAL INCENTIVE PLAN
PURPOSE
The Executive Annual Incentive Plan is designed to encourage and reward TVA officers and other participants for their performance and contribution to the successful achievement of financial, operational, and individual goals.
This is accomplished by linking a significant element of variable annual compensation to the accomplishment of selected financial, operational, and individual performance standards. The Plan, in conjunction with base compensation (salary plus applicable deferred compensation), provides total annual compensation opportunities similar to those found at competing companies, thus assisting TVA in retaining and recruiting executive talent critical to TVA’s success.
EFFECTIVE DATE
The Executive Annual Incentive Plan will be effective in fiscal year 1999.
PARTICIPATION
Executives, as defined in this plan, and as approved by the Board of Directors are participants in this Plan.
PERFORMANCE PERIOD
Each performance period follows TVA’s fiscal year (October 1 through September 30).
AWARD OPPORTUNITY
Award opportunities are based on market data, level of responsibility, and relationship with other TVA positions in order to ensure a consistent approach among TVA organizations. Award opportunities under the Plan are designed to align each participant’s total annual compensation with TVA Board approved relevant labor market practices at a targeted level of performance.
Award opportunity targets are established for each position. The basis of a target award opportunity is a percentage of the participant’s base compensation (salary plus applicable deferred compensation), which is established in accord with the participant’s position within TVA.
Award opportunity targets established under this Plan allow management flexibility in establishing award opportunities based on position. Guidelines for establishing target award opportunities based on position are presented below:

Target Award Opportunity Guideline

Award Opportunity Targets
Position	(Percentage of Base Compensation)
President & COO	50%
Chief Officers / General Counsel	40%
Executive Vice President	30% – 40%
Senior Vice President / Vice President	10% – 30%
Other Positions	5% – 20%
Actual awards may vary based on performance and achievements.
PERFORMANCE GOALS AND MEASURES
The Plan incorporates the use of performance measures which focus on key areas essential for the achievement of TVA’s strategic objectives. These measurement areas typically include:
•	Financial

•	Operating

•	Individual Performance
The selection of performance measures is specific to each position. Weighting of the measures, when appropriate, will be based on the relevance of the measure to the organization, the position purpose, accountabilities, scope and impact.
The performance measure selection process, including the identification of standards for each measure, will be established for each fiscal year consistent with guidelines issued by the Senior Vice President, Human Resources, in consultation with the Executive Compensation Review Committee.
Performance goals and measures established for participants who are direct reports to the Board require approval by the Board of Directors on an annual basis prior to the beginning of the fiscal year for which the performance measure is established. The Executive Compensation Review Committee is responsible for approving performance goals and measures for all other participants.
AWARD DETERMINATION
Final awards are based on performance against predefined performance measures and the award opportunity target for each participant. Awards may be adjusted based on the evaluation of individual achievements and performance results. The maximum award allowed under this Plan is 125 percent of the award opportunity target for a given participant.
AWARD ELIGIBILITY
A participant must be a full-time employee at the end of the Plan year in order to be eligible to receive an award.
Participants who have been employed for the entire Plan year are eligible to receive a full award.

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Participants who have been employed for less than the entire Plan year may receive a prorated award.
Plan participants who change organizations during the performance period will have their awards based on performance results of the Plan measures established for them as of the end of the Plan year.
PAYMENT OF AWARDS
Awards are paid in a lump sum during the first quarter of the next fiscal year. All Plan awards will be approved by The Board of Directors prior to payment.
DEFERRED OPTION
Participants may elect to defer all or a portion of their Executive Annual Incentive Plan award to MISRIP with the following restrictions:
•	Deferral election must be made prior to the beginning of the Plan year.

•	The Plan award may be deferred in 25% increments of the actual award and is irrevocable.
PLAN ADMINISTRATION
The Board of Directors have final approval of all Plan participants, award opportunity targets, and actual award payments.
The Board of Directors approve all performance goals and results for the Board Direct Reports.
The Executive Compensation Review Committee approves performance goals and reviews award opportunity targets and award amounts for all participants except those who report directly to the Board.
The Plan will be administered by the Senior Vice President, Human Resources, in consultation with the Executive Compensation Review Committee.
The Senior Vice President, Human Resources is responsible for:
•	Establishing the process for goal setting, performance measurement, reporting progress performance achievement, and award determination.

•	Developing additional procedures as necessary to implement the Executive Annual Incentive Plan.
Corporate Human Resources will develop and interpret all rules for the administration of the Plan.
TERMINATION OR AMENDMENT OF THE PLAN
The Board of Directors may at any time modify, suspend, terminate, or amend the Plan in whole or in part.
DEFINITION OF TERMS

Annual Incentive Award	Actual dollar amount paid to a participant under the EAIP (Awards may be deferred).

Award Opportunity Target	Award opportunity expressed as a percent of the participant’s base compensation.

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Base Compensation	Salary plus Deferred Compensation (i.e. annual MISRIP excluding any contributions received as part of a deferred option and /or Long-Term Deferred, if applicable).

Deferred Compensation	Compensation that is deferred and paid at a future date.

Executives	Officers or other high level Managers and Specialists responsible for establishing business vision, strategic direction and policy, or whose decisions have major impact on TVA or operations of business units. Incumbents report to the Board of Directors, head of an organization (CAO, COO, CFO, GC) or head of a major organizational unit (CNO, TPS, CS&M, etc). Positions of like size in the relevant labor market are generally titled President, Chief Officer, Vice President, Senior Executive (or similar titles), or receive total compensation at a level that makes participation in the Executive Compensation Plan appropriate. Employees in the “Officer / Executive” pay band are executives. Designation of Executives is approved by the Board of Directors.

Executive Compensation Review Committee	A Committee established by the Board of Directors of TVA to provide additional oversight of executive compensation.

Long-Term Deferred	Compensation that is deferred and paid at a future date if the employee remains employed by TVA for a specific period of time.

MISRIP	“Merit Incentive Supplemental Retirement Income Plan” — Deferred compensation plan.

Participant	An officer or other Manager/Specialist employee designated by the Board of Directors to be eligible to receive an award under the new Executive Annual Incentive Plan.

Performance Goals	The goals against which performance is measured.

Performance Measures	The specific business indicators where performance will be measured against the performance goals.

Prorated Award	Method used to determine the award amount for an employee not eligible to receive a full award. Pro-ration is generally based on the number of months employed divided by 12. Any partial month is considered a full month.

Total Annual Compensation	Term used by TVA that includes Base Compensation plus Annual Incentive.

Variable Annual Compensation	Compensation that varies from year to year based on level of achievement (performance).

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